 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 12, 2021
Date of Report (Date of earliest event reported)

LIGHTPATH TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27548	86-0708398
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2603 Challenger Tech Court, Suite 100
Orlando, Florida 32826
(Address of principal executive office, including zip code)

(407) 382-4003
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01	LPTH	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards providing pursuant to Section 13(a) of the Exchange Act. ☐

LightPath Technologies, Inc.
Form 8-K

Item 1.01 Entry Into a Material Definitive Agreement

On May 12, 2021, the Company and Challenger-Discovery, LLC (the “Landlord”) entered into an Eighth Amendment to Lease (the “Lease Amendment”), effective April 30, 2021, related to the Company’s headquarters and manufacturing facility located at 2603 Challenger Tech Court, Orlando, Florida 32826. The Lease Amendment materially amends certain terms of the original Lease dated January 25, 2001, as amended by the First Amendment to Lease dated August 10, 2001, the Second Amendment to Lease dated April 20, 2004, the Third Amendment to Lease dated December 1, 2007, the Fourth Amendment to Lease dated April 30, 2009, the Fifth Amendment to Lease dated April 24, 2012, the Sixth Amendment to Lease dated July 2, 2014, and the Seventh Amendment to Lease dated January 31, 2015 (collectively, the “Lease”) between the Company and the Landlord, including the following:

●
The rentable area of the leased premises will increase from 25,847 square feet to 52,184 square feet upon Landlord’s completion of certain work to the leased premises.
●
The lease term was extended from April 30, 2022, to that certain date that is one hundred twenty-seven (127) months after the date the Landlord completes certain work to be done at the leased premises (the “Extension Term”).
●
The minimum rental rates for the Extension Term are based on annual increases of approximately three percent (3%). Upon commencement of the Extension Term, the Company’s proportionality share of operating expenses will increase to 53.58%.
●
The monthly minimum rent due for the first two (2) months of the Extension Term will be abated, provided the Company is not in default under the terms of the Lease. If the Landlord elects to terminate the Lease or the Company’s right of possession as a result of an uncured default by the Company, the unamortized amount of the abated rent will become due and payable. The aggregate amount of the monthly minimum rent abated during these two months equals approximately $132,634. Prior to the commencement date of the Extension Term, the Company will continue to pay the current monthly minimum rent set forth under the terms of the Lease. If the Landlord has not completed its work to the leased premises by May 1, 2022, the monthly minimum rent will be approximately $32,847 (until such work is completed and the leased premises is expanded).
●
The Landlord will provide the Company with temporary space consisting of approximately 8,285 square feet of space during the completion of the Landlord’s work to the expanded premises. The Company will not be charged monthly minimum rent for the temporary space, but will be required to pay Landlord operating expenses and Florida state sales tax thereon with respect to such space.
●
There is one, 5-year extension option exercisable by the Company. The minimum rental rates for such additional extension option will be determined at the time an option is exercised and will be based on a “fair market rental rate” as determined in accordance with the Lease Amendment.
●
The Company has a one-time right of first offer to lease additional space in the building that is contiguous to the leased premises, subject to the terms and conditions set forth in the Lease Amendment. The terms of the right of first offer will be based on the “fair market rental rate.” Further, any right of first offer applies only with respect to the entire offered premises and may not be exercised with respect to only a portion thereof.

The additional space is intended, in part, to replace the 12,378 square feet currently leased at 12501 Research Parkway, which lease expires November 30, 2022 and will not be renewed.

The foregoing description of the terms of the Lease Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease Amendment, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Eighth Amendment to Lease dated as of May 12, 2021, between LightPath Technologies, Inc. and Challenger Discovery LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed in its behalf by the undersigned, thereunto duly authorized.

LIGHTPATH TECHNOLOGIES, INC.

Dated: May 17, 2021	By:	/s/ Albert Miranda
Albert Miranda Chief Financial Officer